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                                                                    EXHIBIT 10.9

          Certain portions of this exhibit have been deleted and confidentially filed with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 406 under the Securities Act of 1933, as amended. The confidential portions of the exhibit that have been deleted are indicated by "[*****]" inserted in place of such confidential information.


                           Contract for Electric Power

                         Rate HLF, Transmission Delivery


         AGREEMENT made this ______ day of February, 1995, by and between ALABAMA POWER COMPANY, hereinafter called the Company, and SIMCALA, INC., a Delaware corporation, hereinafter called the Consumer.

IN CONSIDERATION of the mutual agreements hereinafter contained, IT IS AGREED:

         FIRST: That during the term of five (5) years from the beginning of service (not later than the 8th day of February, 1995), and thereafter until the expiration of at least one (1) year written notice by either party to the other party of its intention to terminate this agreement. The Company shall maintain sufficient line and transformer capacity to enable it to sell and deliver electric power to the Consumer at a delivery point in Montgomery County, Alabama described a follows: The point of connection between the Company's 115,000 volt conductors and the Consumer's 115,000 volt conductors at the Consumer's silicon metal plant premises near Mt. Meigs.

         Service provided shall be for a capacity of [****] kilowatts in the form of three-phase alternating current at approximately sixty hertz, from the Company's 110,000 volt Transmission line.

         SECOND: The Consumer's capacity (KVA or KW) and energy (KWH) used by the Consumer shall be measured by meters and instruments installed and owned by the Company. The Consumer shall pay a charge based on capacity established and energy used each month in accordance with the rate schedule attached hereto and made a part hereof or the lawful rate schedule which may replace the same pursuant to regulation by the Alabama Public Service Commission or its successor in function. Unless otherwise expressly provided, the words "month" and "monthly" as used herein and in the applicable rate schedule shall not mean or refer to a calendar month, but shall mean and refer to the period between consecutive meter readings. Meters will be read by the Company at appropriate intervals to determine the Consumer's capacity and the amount of energy used for billing in accordance with the applicable rate schedule.


[*] Confidential treatment requested

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         THIRD: A bill for the service supplied hereunder shall be rendered by the Company for each month, and, if not paid at the Company's office within ten
(10) days next succeeding the due date of such bill, the Company may, at any time thereafter, upon five days' written notice, suspend service, and, if not paid within another period of fifteen (15) days, the Company may, at its option, treat this agreement as terminated, and at an end, whereupon all rights of the Consumer hereunder shall cease. The Consumer shall make weekly advance payments of an estimated one (1) week power bill, until such time as Consumer's credit is approved by the Company. The Company may, at its discretion, allow the Consumer to make advance payments on other terms, such as bimonthly, during the period prior to approval of the Consumer's credit by the Company.

         The Company may however, extend the time for paying any one or more bills, or any part thereof, and its action in so doing, whether by taking note of the Consumer or anyone else with or without security or merely extending the time for paying such bill or bills, shall be without prejudice, and by so doing the Company shall not be held or considered as waiving any of its rights hereunder, including its right at its option, thereafter to suspend service and/or to treat this agreement as terminated and at an end.

         FOURTH: All transformers, lines, wiring, switches, apparatus, appliances, materials and equipment essential to render service (hereinafter "equipment") up to the delivery point described in Article FIRST hereof, and all the Company's metering equipment wherever placed, shall be owned, maintained and operated by the Company, and shall at all times be subject to its inspection, repair, replacement or alteration, and removable at its option. The Consumer shall supply and prepare without charge to the Company a suitable site or sites for such transformer substation as may be needed and shall also supply, without charge to the Company, suitable accommodations for the Company's metering equipment. All equipment on the Consumer's side of said delivery point shall be supplied, owned, maintained and operated by and at the expense of the Consumer with a view of securing a power factor as near 90% lagging as may be deemed satisfactory for the Company. The Consumer shall be responsible for the maintenance, repair and replacement of all equipment located an the Consumer's side of said delivery point, and the Consumer agrees to keep Company's equipment safe and in good operating condition and the Company shall not be held liable for accidents or injuries or damages of any kind due to the condition of the Consumer's equipment and the operation, maintenance and repair and replacement thereof.

         The Company shall not be in any way responsible for the transmission or control of said electric energy on the Consumer's side of said delivery point and the Company shall not be liable on account of injuries to persons or damages to property resulting in any manner from the receipt, use or application by the Consumer of such electric energy. The Company may, however, refuse to render service or may discontinue service at any time and from time to time if the Consumer's equipment is hazardous, or if the operation of such equipment adversely affects the safe and economical operation of the Company's system, or if the operation of such equipment adversely affects service to other Consumers.


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         Each party hereto shall use reasonable diligence not to damage the electrical equipment of the other and each party hereto shall reimburse the other party for any injury to employees of the other party or damage to the electrical equipment of the other party resulting from defects in the operation and maintenance of its own electrical equipment or resulting from its negligence or that of its agents or employees, and each party hereto shall indemnify the other party against liability for injury or damage suffered by third parties from any such defects and/or negligence.

         The Consumer shall allow the Company free access and entry to the Consumer's properties and premises and the Consumer hereby agrees to convey to the Company such rights of way for transmission lines and easements for such transformer substations on, over, and across the Consumer's property and premises as may be required for the purpose of rendering service to the Consumer and to others who may be economically served from such transmission lines and substations.

         FIFTH: If at any time the Consumer desires to increase the capacity required to be maintained by the Company pursuant to the provisions of Article FIRST hereof, ninety days' written notice thereof shall be given to the Company, and the Company shall then make the required increase subject to the availability of equipment and to the rules, regulations and conditions under which the Company may then be operating. Should the capacity herein required to be maintained exceed the Consumer's maximum integrated fifteen-minute capacity by 25% or more for a period of six consecutive months, the Company may upon thirty (30) days' written notice, decrease the said required capacity to approximately the amount of such maximum integrated fifteen-minute capacity, subject to increase again only as above provided.

         In the event the Consumer's maximum integrated fifteen-minute capacity exceeds the capacity required to be maintained hereunder, the supplying of such capacity by the Company shall not be deemed to constitute a waiver of the aforesaid notice and the Consumer will reduce such maximum capacity to the capacity stated in Article FIRST at any time upon written notice from the Company and will thereafter keep within said capacity until increased as herein provided. The Consumer shall be liable for all damages resulting to the Company by reason of any such excess or excesses. The Company may interrupt the service without notice at any time a momentary overload shall exceed said capacity by more than 50%, but shall be under no duty to do so.

         SIXTH: Electric energy furnished hereunder may be used by the Consumer for lighting and other purposes incidental and necessary to the primary operations of the Consumer. The Company, however, shall be under no duty or obligation hereunder to render a reduced or regulated voltage suitable for such lighting service or critical leads sensitive to voltage fluctuations. In the event the voltage or the regulation of the energy furnished hereunder is found by the Consumer to be unsatisfactory for such purposes, suitable voltage regulating and transforming apparatus may be installed at the expense of the Consumer.


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         The Consumer agrees not to use any electric power at the premises served hereby other than that furnished hereunder without the written consent of the Company, and the Consumer further agrees not to sell or dispose of any power furnished hereunder, or which may be generated directly or indirectly therefrom, without the written consent of the Company.

         SEVENTH: The obligations of the Company hereunder are dependent upon its securing and retaining the necessary rights, easements, privileges, franchises, permits and equipment and the Company shall not be liable to the Consumer in the event it is delayed in the delivery of power or is prevented from delivering the power herein provided for by its inability to secure and retain such rights, easements, privileges, franchises, permits and equipment. In the event the Company is delayed in delivering power from any of the above causes, the time fixed for the commencement of the term of this Agreement shall be extended for a period equal to such delay. If the delivery of electric power is interrupted due to an act of God or nature, such as but not limited to, wind, lightning, storms or flood, or from injunction or strike, or from riot or invasion, or from fire or accident, or from breakdown or failure of its system or from maintenance or repairs of its system, or temporarily from connecting new customers or from interruption in an emergency threatening the integrity of its system, or from any other cause reasonably beyond the Company's control, the Company shall not be liable to the Consumer for such interruption but shall use its best efforts to restore the service promptly. During such interruptions, the Consumer shall have the right to use such other power as may be available, provided that Company-owned facilities are not energized from another power source.

         The obligations of the Company under this agreement are subject to all laws, rules and regulations under which the Company may from time to time be operating and are further dependent upon and subject to the demands or priorities of the United States Government and the State of Alabama, and the Company shall not be obligated hereunder to continue the delivery of any quantity of electric power in the event it is required to supply such power to the United States Government or to the State of Alabama or to any person, firm, corporation or governmental entity designated by the United States Government or the State or Alabama.

         In the event the Consumer shall make an assignment for the benefit of the Consumer's creditors, or voluntary or involuntary proceedings in bankruptcy are initiated seeking to adjudge the Consumer a bankrupt, or if the Consumer be adjudged a bankrupt, or if the Consumer's affairs be placed in the hands of any court for administration or if the Consumer shall fail to comply with the terms hereof, this agreement shall, at the Company's Option, thereupon terminate and be at an end.

         EIGHTH: A waiver of one or more defaults by either party hereto shall not be considered a waiver of any other or subsequent default by such party.


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         NINTH: Before this agreement shall be binding upon the Company it must be approved in writing and endorsed below by an authorized official of the Company. All previous communications between the parties hereto, whether verbal or written, with reference to the subject matter of this agreement are hereby abrogated, and no modification hereof shall be binding unless it shall be in writing duly accepted by the Consumer and approved by an authorized official of the Company.

         This agreement shall not be assigned by the Consumer without the written consent of the Company.

         TENTH: Article TENTH consisting of two (2) pages is attached to and made a part of this contract. The information contained in this Article TENTH is customer confidential and proprietary information.

         ELEVENTH: This contract shall not become effective until it has been filed with and approved by the Alabama Public Service Commission, whereupon it will cancel and supersede the contract between the Company and Ohio Ferro-Alloys Corporation dated February 3, 1987.

                                             ALABAMA POWER COMPANY


SIMCALA, INC.                                By: /s/
------------------------------------            -------------------------------
              Consumer                           Manager-Power Contracts

By: /s/
   ---------------------------------         Approved:

              President                      ALABAMA POWER COMPANY
------------------------------------
         Official Capacity

                                             By:  /s/
                                                -------------------------------
                                             Its: Vice President - Marketing



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                                    CUSTOMER

                                  CONFIDENTIAL

                                  ARTICLE TENTH

                               INCREMENTAL ENERGY

Attached to and made a part of the Contract for Electric Power between Alabama Power Company (hereinafter called "the Company") and Simcala, Inc. (hereinafter called "the Consumer") dated ______________________________ . WHEREAS, by reason of the Consumer's unusual operations and particularly since the Consumer can, upon notice from the Company, reduce its electric load to a predetermined level and is willing to do so, the Company agrees to supply Incremental Energy in lieu of the HLF Capacity required to be maintained in Article FIRST of this Contract, in accordance with the provisions set forth below.

         (A) DEFINITIONS

                  (1) "Incremental Energy" or "IE" means that energy consumed by the submerged arc furnaces. These loads are defined as electrothermal loads and may be exempt by the State of Alabama Department of Revenue from certain state utility taxes.

                  (2) "IE Capacity" means the capacity associated with Incremental Energy (IE) and shall be the maximum Integrated fifteen (15) minute capacity during each billing period measured in kilowatts (KW) by an appropriate capacity meter, but not less than [****] KW.

         (B) CHARGES: The charges for IE effective January 31, 1995 are as follows: BILLING MONTHS OF JUNE THROUGH OCTOBER

10:00 A.M. - 9:00 P.M., Monday through Friday                 [****] cents/KWH
All other hours                                               [****] cents/KWH


[*] Confidential treatment requested

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BILLING MONTHS OF NOVEMBER THROUGH MAY
7:00 A.M. - 9:00 P.M., Monday through Friday                  [****] cents/KWH
All other hours                                               [****] cents/KWH

Charges for IE are subject to the provisions of the Company's Rate ECR (Energy Cost Recovery), Rate RSE (Rate Stabilization and Equalization), Rate CNP (Adjustment for Commercial Operation of Certified New Plant), Rate T (Tax Adjustment) or its successor(s) in function.

         (C) INTERRUPTION OF INCREMENTAL ENERGY SERVICE

         The delivery of the IE Capacity shall be subject to suspension at the Company's discretion, as set forth below. No credits are associated with the suspension of the delivery of IE Capacity. Upon four (4) hour's advance notice from the Company to the Consumer (except, however, in the event of an emergency on the Company's system, the time specified in the notice shall be for such shorter time period, as little as fifteen (15) minutes, as the emergency circumstances may, in the Company's judgment, require), the delivery of IE shall be subject to suspension for any period or periods of time, except as limited hereinafter. Such notice may be either oral or written, but if given orally shall be promptly confirmed in writing to the Consumer's representative designated to receive such notices. Any continuous period during which the deliver of IE is suspended is hereinafter referred to as a "Suspension Period." The total time of Suspension Periods associated with IE shall not exceed eight
(8) hours per day nor six hundred (600) hours per calendar year. There shall be only one (1) such Suspension Period per day, and no more than five (5) such Suspension Periods during any week (Sunday through Saturday).

         (D) The Consumer agrees that whenever the Company suspends delivery of IE Capacity, it will reduce its load to 2,000 KW or to such lesser amount as the Consumer, at its option, may desire.

[*] Confidential treatment requested



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         (E) The Consumer shall pay a compliance incentive of [***] for each KW of IE Capacity above 2,000 KW taken by the Consumer during each such Suspension Period imposed during the term of this Contract.

         (F) The MINIMUM BILL provisions of Rate HLF will apply to the IE Capacity as defined in paragraph (A)(2) above.

[*]  Confidential treatment requested.



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                                 AMENDMENT NO. 1

                                     TO THE

                           CONTRACT FOR ELECTRIC POWER

         THIS AMENDMENT is entered into as of July 8, 1997, by and between SIMCALA, INC., a Delaware corporation ("Customer"), and ALABAMA POWER COMPANY ("Company").

         WHEREAS, the Company and the Customer have entered into a Contract for Electric Power dated February 8, 1995 for electric service to the Customer's silicon metal plant located near Mt. Meigs; and

         WHEREAS, the Customer desires to change the Contract capacity requirements of the plant to incorporate an additional furnace at the plant; and

         WHEREAS, the Company is willing to make such changes under the terms and conditions set forth below:

         NOW THEREFORE, in consideration of the premises and the mutual covenants of the parties, the parties agree as follows:

         1. As of the effective date set forth above, the Capacity references in Article FIRST and TENTH of the Contract shall be revised by deleting the reference to [****] KW and substituting [****] KW.

Except as modified by this Amendment No. 1, all terms and conditions of the Contract shall remain in full force and effect.

         WHEREFORE, each of the parties has executed this Amendment as of the effective date hereof by its duly authorized representatives.

SIMCALA, INC.                                ALABAMA POWER COMPANY


By:      /s/                                 By:      /s/
    --------------------------------             ------------------------------

Its:     Pres/CEO                            Its:     VP - Marketing
    --------------------------------             -------------------------------



[*] Confidential treatment requested